Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of ACLARA BioSciences, Inc. which is incorporated by reference in ACLARA BioSciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/    PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
August 14, 2002